EXHIBIT 99.2

PENSION REVIEW WITH INVESTORS & MEDIA

OVERVIEW -- U.S. PENSIONS There is a heightened focus on pensions as a result of recent equity market and interest rate declines Ford takes a long-term approach to pension asset and liability management Our pension plans have been well funded historically Our plans have experienced both up-side and down-side volatility before; it is neither necessary nor advisable to overreact to recent volatility Absent a recovery, recent volatility will adversely affect funded status, balance sheet, expense and contributions; however the effects will be mitigated by the overfunded position in which we started 2002

OVERVIEW - U.S. PENSIONS (CONT'D.) We expect that our strong liquidity position will enable us to meet our pension funding obligations and maintain our operating plans We've contributed in excess of ERISA requirements in the past and have flexibility in deciding the amounts and timing of future contributions We plan to contribute ahead of the requirements; our present plan includes contributions of $500 million in both 2003 and 2004 The non-cash increase in pension expense resulting from recent funded status deterioration will be mitigated by past pension fund out-performance and contributions Other cost reductions will offset any resulting 2003 pension expense increases, and we plan to stay on track to meet the Revitalization Plan targets Overall, we believe our pension obligations are very manageable

TODAY'S PRESENTATION -- FOCUS ON U.S. PENSIONS Funded Status & Balance Sheet Expense Contributions Investment

U.S. PENSION SFAS 87 FUNDED STATUS -- YEAR-END 2002 SENSITIVITY Funded Status (Bils.) Projected YE 2002 Funded Status at Alternative 2002 Fund Returns (Bils.) 2001 YE Actual (16.5)% (11.5)% (6.5)% 2002 Return Alternatives $0.6 $(8.0) $(6.2) $(4.4) Projected Year-End 2002 Shortfall* $(6.2) Sensitivity Actual 2002 Return +5 Pts. +$1.8 Year-End 2002 Discount Rate +25 bp + 0.9 Long-Term Return Assumption None Based on 2002 (10/31 YTD) fund return of negative 11.5%, 7.25% discount rate and no contributions

U.S. PENSION SFAS 87 FUNDED STATUS -- HISTORY SFAS 87 funded status -- difference between market value of pension assets and present value of future pension payments, using discount rate based on current yields of AA corporate long-term bonds Not a meaningful funding metric for an ongoing plan Funded Status at Year-End (Bils.) 1990 1994 1995 1996 1997 1998 1999 2000 2002* 1992 1993 1991 Discount Rate 9% 8.5% 8% 7% 8.25% 7% 7.25% 6.75% 6.25% 7.75% 7.5% 7.25% 7.25% * 7.25% discount rate; (11.5)% 2002 return; no contributions in 2002 2001 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 U.S. 1.1 2.1 2.2 -0.8 1.5 1.8 2.7 4.8 5.6 9 6.5 0.6 -6.2 Worldwide 0.465 1.168 0.883 -2.196 -0.142 -0.222 0.721 3.136 2.506 8.236 4.344 -2.46

U.S. PENSION FUNDED STATUS HISTORY -- ECONOMIC BASIS 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 U.S. 2.4 3.8 4.9 4.4 4 7.4 8.1 11.9 14.6 13.5 12.4 7.5 0.5 Worldwide 0.465 1.168 0.883 -2.196 -0.142 -0.222 0.721 3.136 2.506 8.236 4.344 -2.46 Funded Status at Year End (Bils.) 1990 1994 1995 1996 1997 1998 1999 2000 2002* 1992 1993 1991 Discount Rate 9.5% * 9.5% discount rate; negative 11.5% 2002 return; no contributions in 2002 2001

U.S. PENSION FUNDED STATUS -- IMPACT ON YEAR-END 2002 BALANCE SHEET Cumulative Reduction in Equity (After-Tax) (Bils.) Year-End 2001 $(0.1) Projected Year-End 2002* (2.6) Incremental Reduction at YE 2002 $(2.5) Sensitivity Actual 2002 Return +5 Pts. +$1.1 Year-End 2002 Discount Rate +25 bp + 0.6 Long-Term Return Assumption None Based on 2002 (10/31 YTD) fund return of negative 11.5%, 7.25% discount rate and no contributions 2001 YE Actual (Cumulative Reduction) (16.5)% (11.5)% (6.5)% $(0.1) Underfunded SFAS 87 pension obligations may give rise to significant non-income, non-cash reductions in equity 2002 Return Alternatives Projected YE 2002 Incremental Reduction in Equity at Alternative 2002 Fund Returns (Bils.) $(3.6) $(2.5) $(1.4)

U.S. PENSION FUNDED STATUS -- SUMMARY Funded status has been adversely affected by equity market declines and may further be affected by discount rate changes Projected to be underfunded on a SFAS 87 basis, but fully funded on an economic basis Projected direct reduction in equity at year-end 2002; will reverse when plans become sufficiently funded on a SFAS 87 basis No effect on 2002 pension expense (2003 covered on next slide)

U.S. PENSION SFAS 87 EXPENSE -- OVERVIEW Deterioration in funded status will increase forward-year pension expense, all else equal Investment losses will be recognized in expense on a smoothed basis, consistent with accounting rules, just as recognition of substantial investment gains had been smoothed in the past Principal smoothing mechanisms include Use of a Market-Related Value of assets which reflects, over five years, asset gains or losses compared with assumed long-term returns A "corridor" range within which accumulated gains & losses, compared with assumptions, are not amortized; our major U.S. plans are projected to be within this corridor for 2003, as recent losses have been partially offset by prior pension out-performance ($1.9 billion of unamortized gains at year-end 2001)

U.S. PENSION SFAS 87 EXPENSE -- OUTLOOK Pre-Tax Pension Income / (Expense) Under Alternative 2002 Fund Return Projections* (Mils.) * Assumes 7.25% discount rate, 9.5% long-term return, and no 2002 and 2003 contributions 2001 Actual 2003 Income / (Expense) Projected -- Assuming no contribution (16.5)% (11.5)% (6.5)% 2002 Return Alternatives 2002 Forecast Memo: After-Tax (Expense) $215 $117 $(71) $(37) $(3) $346 $189 $(115) $(60) $(5) Sensitivity Change Impact on 2003 Pre-Tax SFAS87 Income / (Expense) 2002 Actual Asset Returns +- 5 pts. +- $55 million Discount Rate +- 25 bps +- $5 million Contribution (evenly during 2003) $500 million + $22.5 million Long-Term Return Assumption +- 50 bps +- $175 million

U.S. PENSION SFAS 87 EXPENSE -- SUMMARY U.S. pre-tax pension expense is projected to be $250 million higher in 2003 than in 2002, at present assumptions and benefits levels While 2003 expense will be affected by investment losses, these losses are partially offset by prior pension outperformance not yet recognized at the start of 2002 ($1.9 billion) The 2003 pension expense increase will be offset by other cost reductions

U.S. PENSION CONTRIBUTIONS -- FUNDING PRACTICE Maintain balance between long-term stable planning outlook & near- term considerations Measure present value of liabilities using long-term return assumption as discount rate (reduced shortfall vs. accounting basis) Target pre-funding of employees' pensions before they retire; make up any shortfalls over time Contribute at least equal to minimum ERISA requirements $7.6 billion credit balance as of January 1, 2002, based on past contributions in excess of ERISA requirements No ERISA requirements projected before 2006 Contribute to reduce or minimize premium payments to the Pension Benefit Guaranty Corporation (PBGC) Flat premium rate of $19 per plan participant Variable premium rate of 0.9% of shortfall (PBGC definition); none incurred since 1994 No variable premium projected before 2004

U.S. PENSION CONTRIBUTIONS -- OUTLOOK We plan to contribute significantly ahead of all requirements; our present plan includes contributions of $500 million in both 2003 and 2004 We review contribution plans regularly Our $25.7 billion cash balance at 9/30 gives us ample capability to meet projected contributions Fund Return ERISA Minimum Required To Avoid PBGC Penalty Premium Scenarios (2002 / 2003 / 2004 / ...) 2002-2007 Total Pre-Tax Contributions (Bils.)* (11.5) / 9.5 / 9.5 / ...% $1.1 $3.6 (11.5) / 20 / 9.5 / ...% 1.0 1.6 (11.5) / 9 / 9 / ... % 1.1 4.0 (11.5) / 8 / 8 / ... % 1.2 4.9 * Assumes $500 million contributed in both 2003 and 2004; assumes repeat labor agreement; assumes 30-year treasury yield rises to 6% by year-end 2003

1972 1973 1974 1975 1976 1977 1978 1978 1980 1981 1982 1983 1984 1985 1986 1987 1988 1989 1990 1991 1992 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 Annual 16.3 -18.7 -26.2 30.4 18.4 -5.8 8.6 16.7 24.1 -0.7 20.1 17.5 6.6 26.4 17.5 7.6 12.7 22.9 1.2 24.3 7.7 11 0.5 25.2 15.1 20.4 16.7 11.8 3.1 -3.8 -11.5 Rolling 10 8 4.5 0.4 2 4.1 1.8 1.9 4 6.4 4.7 5 9 13.1 12.7 12.6 14.1 14.6 15.2 12.8 15.4 14.2 13.5 12.8 12.7 12.5 13.8 14.2 13.1 13.3 10.4 8.8 U.S. PENSION FUND RETURN HISTORY 16.3% (26.2)% 24.1% 8.8% Annual Return Rolling 10-Year Return 30-Year Average Ending 10/31/02 9.3% 1980 1982 1984 1986 1988 1990 1992 1994 1996 1998 2000 2002 (10/31 YTD) 1978 1976 1974 1972 8.0% (11.5)% 30.4% (18.7)%

U.S. PENSION FUNDS -- ASSET ALLOCATION & STRATEGY Our Pension Fund investment strategy has a long-term horizon that matches well to the long-term nature of the liabilities Investment Strategy All assets are managed externally Two asset classes - equity and fixed income Fixed Income -- since 3Q 1998, extended duration to approximate the 12- year duration of the liabilities, reducing the volatility of our funded status Private equity -- initiated in 2000; present allocation well under 1% Asset Allocation -- 70% equities / 30% fixed income, +/- 5 PPTS. Represents balance between desire to earn superior returns and to avoid high volatility in cash flow and earnings Rebalance to this allocation in a disciplined fashion Stress-test the allocation periodically -- no present plans to change Year-to-date October, returns were negative 11.5% (preliminary basis) -- primarily the result of weak equity markets Historical returns have varied but have been far stronger (averaging 13.1% -- 1990s, 15.2% - 1980s, 4% - 1970s)

SUMMARY & CONCLUSIONS We take a long-term approach to pension asset and liability management Our pension plans have been well funded historically Our plans have experienced both up-side and down-side volatility before; not necessary or advisable to overreact to recent volatility We have flexibility in deciding the amounts and timing of future contributions Other cost reductions will offset any resulting 2003 pension expense increases, and we plan to stay on track to meet Revitalization Plan targets Overall, we believe our pension obligations are very manageable

APPENDIX

NON-U.S. PENSION FUNDS - A1 - 2001 (Bils.) Proj. 2002* (Bils.) Proj. 2003 (Bils.) SFAS 87 Funded Status $(3.1) $(5.7) $ NA Shortfall at Year End Cumulative Reduction in Equity (0.3) (1.6) NA at Year End (After-Tax) Pension (Expense) / Income -- Pre-Tax (0.2) (0.2) (0.3) Contribution -- Pre-Tax 0.3 0.4 0.6 Average Discount Rate at Year End 6.1% 6.1 % NA Based on actual asset returns through October 31, 2002 and on assumptions and benefit levels in effect at year-end 2001

U.S. PENSION FUNDS -- HISTORY OF MAJOR ASSUMPTIONS - A2 - 1987 (Pct.) Discount Rate 9.50% 8.90% 8.30% 9.00% 8.50% 8.00% 7.00% 8.25% 7.00% 7.25% 6.75% 6.25% 7.75% 7.50% 7.25% NA (Year-End) Salary Scale 6.0% 6.0% 6.0% 6.0% 6.0% 6.0% 5.5% 5.5% 5.5% 5.5% 5.5% 5.5% 5.2% 5.2% 5.2% 5.2% Expected Return 8.0% 8.0% 8.0% 9.0% 9.0% 9.5% 9.5% 9.0% 9.0% 9.0% 9.0% 9.0% 9.0% 9.0% 9.5% 9.5% Memo: Actual Return 7.6% 12.7% 22.9% 1.2% 24.3% 7.7% 11.0% 0.5% 25.2% 15.1% 20.4% 16.7% 11.8% 3.1% (3.8)% (11.5)% (YTD 10/31/02) 1988 (Pct.) 1989 (Pct.) 1990 (Pct.) 1991 (Pct.) 1992 (Pct.) 1993 (Pct.) 1994 (Pct.) 1995 (Pct.) 1996 (Pct.) 1997 (Pct.) 1998 (Pct.) 1999 (Pct.) 2000 (Pct.) 2001 (Pct.) Average Annual: 8.9% Average Annual: 9.8% 2002 (Pct.)